                                                                    Exhibit 10.1






                         RECEIVABLES PURCHASE AGREEMENT



                         dated as of September 24, 1999



                                      among



                           THE SELLERS PARTIES HERETO


                                       and


                           QUEBECOR WORLD FINANCE INC.


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
DEFINITIONS....................................................................1
     SECTION 1.1  Defined Terms................................................1

ARTICLE II
PURCHASES AND SALES............................................................5
     SECTION 2.1.  Sales and Purchases of Receivables..........................5
     SECTION 2.2.  Purchase Price..............................................5
     SECTION 2.3.  Payments and Computations...................................6
     SECTION 2.4.  Rights of the Purchaser.....................................7
     SECTION 2.5.  Consent to Assignment of this Agreement.....................7

ARTICLE III
REPRESENTATIONS AND WARRANTIES.................................................8
     SECTION 3.1.  Representations and Warranties of Sellers...................8
     SECTION 3.2.  Representations and Warranties of the Purchaser.............9

ARTICLE IV
CONDITIONS PRECEDENT..........................................................10
     SECTION 4.1.  Conditions to Closing......................................10

ARTICLE V
COVENANTS.....................................................................10
     SECTION 5.1.  Affirmative Covenants of Sellers...........................10

ARTICLE VI
TERMINATION...................................................................14
     SECTION 6.1.  Termination................................................14

ARTICLE VII
INDEMNIFICATION...............................................................14
     SECTION 7.1.  Indemnities by Sellers.....................................14
     SECTION 7.2.  Indemnities by the Purchaser...............................14
     SECTION 7.3.  Indemnification Procedures.................................15
     SECTION 7.4.  Special Indemnities by the Seller..........................15

ARTICLE VIII
REPURCHASE AMOUNTS AND DEEMED COLLECTIONS.....................................17
     SECTION 8.1.  Repurchase Amounts.........................................17
     SECTION 8.2.  Deemed Collections.........................................17

ARTICLE IX
MISCELLANEOUS.................................................................18
     SECTION 9.1.  Waivers and Amendments.....................................18
     SECTION 9.2.  Notices....................................................18
     SECTION 9.3.  Governing Law; Submission to Jurisdiction; Integration;
                        Service of Process....................................19
     SECTION 9.4.  Severability and Counterparts..............................19
     SECTION 9.5.  Successors and Assigns.....................................20
     SECTION 9.6.  Waiver of Confidentiality..................................20
     SECTION 9.7.  Characterization of the Transactions Contemplated by the
                        Agreement.............................................20
     SECTION 9.8.  Notification...............................................21
     SECTION 9.9.  Termination of Agreement...................................21


















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EXHIBITS

Exhibit A         Sellers

Exhibit B         Form of Revolving Subordinated Promissory Note

                         RECEIVABLES PURCHASE AGREEMENT


         THIS RECEIVABLES PURCHASE AGREEMENT, dated as of September 24, 1999 (this "Agreement"), is by and among the selling entities set forth on Exhibit A attached hereto (collectively the "Sellers" and individually a "Seller") and Quebecor World Finance Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

         WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, from time to time, all of the Sellers' right, title and interest in, to and under each of the Sellers respective present and future Receivables from time to tome owing to it, and related rights.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual benefits to be derived under this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "Adverse Claim" means, for any asset or property of any Person, a lien, security interest, charge, mortgage, pledge, hypothecation, assignment or encumbrance, or any other right or claim, in, of or on any such asset or property in favor of any other Person.

         "Agent" shall have the meaning given to it in the RSA.

         "Business Day" means any day excluding Saturday, Sunday, and any day on which banks in New York, New York are authorized or required by law to be closed.

         "Closing Date" means the first Business Day on which all of the conditions set forth in Section 4.1 of this Agreement have been satisfied.

         "Collection Agent" means, with respect to any date, the Servicer or such other Person appointed to administer and collect the Receivables pursuant to Section 3.1(b) of the RSA.

         "Collections" means, with respect to any Receivable, all amounts paid on or with respect to such Receivable (including, without limitation, any proceeds from collateral securing such Receivable, or any guaranty of such Receivable, or any Deemed Collections or Repurchase Amounts paid on account of such Receivable).

         "Contract" means any agreement or invoice generated in the ordinary course of business of any Seller pursuant to which an Obligor shall be obligated to pay for services rendered to, or merchandise sold to, such Obligor by the Seller.

         "Credit and Collection Policies" means the credit and collection policies and practices relating to the Receivables and the related Contracts of the Sellers.

         "Charge Off" means any Receivable, that has or should have been (in accordance with its respective Credit and Collection Policy) charged off or written off by a Seller.

         "Deemed Collections" shall have the meaning set forth in Section 8.2.

         "Eligible Receivable" means, at any time, any Receivable:

         (i) which is stated to be due and payable within 90 days after the invoice therefor;

         (ii) which is not a Defaulted Receivable or a Charge-Off;

         (iii) which is an "ACCOUNT" or "CHATTEL PAPER" within the meaning of
Section 9-105 and Section 9-106, respectively of the UCC of all applicable jurisdictions;

         (iv) which is denominated and payable only in Dollars in the USA;

         (v) which constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim, defense or other Adverse Claim, and is not an executory contract or unexpired lease within the meaning of Section 365 of the Bankruptcy Code;

         (vi) which (a) contains an obligation to pay a determinable sum of money and is subject to no contingencies other than performance, (b) does not require the Obligor under a related Contract to consent to the transfer, sale or assignment of the rights and duties of the respective Seller under such Contract, (c) does not contain a confidentiality provision that purports to restrict the Purchaser's exercise of rights under this Agreement, and (d) directs that payment be made to a Lock-Box Account or other collection account;

         (vii) which does not, in whole or in part, contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

         (viii) which satisfies all applicable requirements of the Credit and Collection Policy of the respective Seller and was generated in the ordinary course of such Seller's business from the sale of goods or provision of services to a related Obligor solely by such Seller;

         (ix) the purchase of which with proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

         (x) which, in the case of a Seller with its chief executive office located in a state that imposes a recording, intangibles or other similar tax when added to the aggregate principal amount of all other Receivables of Sellers with their chief executive office located in such state, does not exceed the amount specified on the UCC financing statement filed by the respective Seller to perfect the ownership interests of such Receivables sold by all such Sellers and for which such tax has been paid; and

         "Government Authority" means any (i) federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (ii) administrative or regulatory authority (including any central bank or similar authority), or (iii) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

         "Indemnified Amounts" means damages, losses, claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements);

         "Indemnified Party" means each Person that is entitled to be indemnified against Indemnified Amounts pursuant to Article VII of this Agreement.

         "Indemnifying Party" means any Person that is obligated to indemnify any other Person against Indemnified Amounts pursuant to Article VII of this Agreement.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, or award of any Official Body.

         "Lock-Box Account" means each account maintained by the Collection Agent on behalf of the Purchaser at a Lock-Box Bank for the purpose of receiving or concentrating Collections.

         "Lock-Box Agreement" means each agreement entered into by a Purchaser and a Lock-Box Bank with respect to a Lock-Box Account.

         "Lock-Box Bank" means each bank at which a Lock-Box Account is maintained.

         "Lock-Box Letter" means a letter from the Purchaser and the Collection Agent to each Lock-Box Bank, acknowledged and accepted by such Lock-Box Bank.

         "Obligor" means, with respect to any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

         "Official Body" means any federal, state or local government or political subdivision or any agency, authority, bureau, central bank commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

         "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof (excluding any accrued and unpaid finance charges and interest related thereto).

         "Person" means an individual, corporation, association, joint venture, trust, unincorporated organization, Governmental Authority or other entity of any kind.

         "Purchaser Indemnified Parties" shall have the meaning given to it in
Section 7.1 of this Agreement.

         "Purchase Price" means, with respect to each sale and assignment of Receivables to the Purchaser by any Seller pursuant to Section 2.1 of this Agreement, the amount payable by the Purchaser to such Seller in consideration of such sale and assignment, which amount shall be equal to (i) 98.5% of the aggregate then outstanding Outstanding Balance of the Receivables included in such sale and assignment, or (ii) such other amount as may be agreed to by the Seller and the Purchaser.

         "Purchaser" means Quebecor World Finance Inc., a Delaware corporation.

         "Receivable" means each obligation of any Person to pay for merchandise sold or services rendered by any Seller to such Person, and includes all of such Seller's rights in and to (i) the payment of any interest or finance charges with respect to such obligation, (ii) the merchandise (including returned goods) and Contracts relating to such obligation, (iii) all security interests, guarantees and property securing or supporting payment of such obligation, (iv) all Records relating to or evidencing such obligation, and (v) all proceeds of the foregoing (including, without limitation, all Collections on such obligation).

         "Records" means, with respect to each Receivable, all Contracts, books, records and other documents or information (including computer programs, tapes, disks, software, and related property and rights) related to or evidencing such Receivable.

         "Repurchase Amount" shall have the meaning set forth in Section 8.1.

         "RSA" means the Receivables Sale Agreement, dated as of September 24, 1999 by and among the Purchaser, Amsterdam Funding Corporation, the Servicer and others, as may be amended, supplemented and modified from time to time.

         "Revolving Subordinated Note" means the revolving promissory note issued by the Purchaser to each Seller to finance any part of the Purchase Price for Sold Receivables sold by such Seller to the Purchaser that is not paid to such Seller in cash, as such promissory note may be amended, supplemented or modified by such Seller and the Purchaser from time to time.

         "Sellers" means each of the entities named in Exhibit A hereto and such other entities affiliated with any Seller, if any, that are agreed by the Sellers and the Purchaser from time to time after the date of this Agreement.

         "Seller Indemnified Parties" shall have the meaning given to it in
Section 7.2 of this Agreement.

         "Sold Receivables" means all of Receivables sold to the Purchaser by the Sellers or any Seller pursuant to Section 2.1 of this Agreement.

         "Servicer" means Quebecor Printing (USA) Holdings, Inc., as the initial Collection Agent.

         "Termination Date" means the earlier of (a) the Business Day designated by the Sellers or the Purchaser with no less than thirty (30) days prior notice to the other, or (c) such other date as is agreed to by the Sellers and the Purchaser.

         "Termination Event" shall have the meaning given to it in the RSA.


                                   ARTICLE II
                               PURCHASES AND SALES

         SECTION 2.1. SALES AND PURCHASES OF RECEIVABLES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date and each subsequent Business Day prior to the Termination Date, each of the Sellers shall sell and assign to the Purchaser, and the Purchaser shall purchase, all of such Seller's right, title and interest in, to and under all of the then outstanding Receivables of such Seller that are Eligible Receivables and that have not been sold and assigned to the Purchaser on or prior to such day pursuant to this Agreement; provided, however, that notwithstanding any such sale and assignment, the Purchaser shall not assume, and shall not have, any obligation or liability under or with respect to any Contract related to any such then Sold Receivable. Each of the Sellers with respect to its Sold Receivables shall (i) remain responsible for all of its obligations under the Contracts related to such Sold Receivables, and (ii) observe and perform all of the conditions and obligations to be observed and performed by it under such Contracts in accordance with the terms of such Contracts.

         SECTION 2.2. PURCHASE PRICE. (a) The Purchase Price for each sale and assignment of Receivables by each Seller to the Purchaser pursuant to Section
2.1 of this Agreement shall be payable to such Seller within five Business Days of the date of such sale and assignment. At the election of the Purchaser, all or any part of the Purchase Price payable to such Seller with respect to any sale and assignment of such Receivables to the Purchaser may be paid by borrowings under the Revolving Subordinated Note issued by the Purchaser to such Seller rather than cash; provided, however, that
(i) unless otherwise agreed to by such Seller, on the Closing Date, the Purchaser shall pay such Seller in cash an amount not less than seventy-five percent (75%) of the Purchase Price payable for such Receivables then being sold and assigned to the Purchaser on the relevant Closing Date, and (ii) after such Closing Date, the Purchaser shall not be permitted to increase its borrowings under the Revolving Subordinated Note issued to such Seller without the prior written consent of such Seller if immediately prior to, or immediately after giving effect to, such increase the stockholders' equity of the Purchaser (as determined in accordance with generally accepted accounting practices) would be less than five percent (5%) of the aggregate amount then payable under the Revolving Subordinated Note issued to such Seller.

                  (b) The Purchaser may prepay all or any part of the amounts outstanding under any Revolving Subordinated Note at any time without premium or penalty.

                  (c) Unless otherwise agreed to by the applicable Seller and the Purchaser, all Collections on the Sold Receivables sold by such Seller to the Purchaser shall be applied to reduce the amounts then payable to such Seller pursuant to the terms of this Agreement (including, without limitation, all amounts then payable under the related Revolving Subordinated Note) until all such amounts have been paid in full. If the aggregate amount of cash received by a Seller from the Purchaser pursuant to this Agreement, and the Collection Agent on account of Collections pursuant to the RSA relative to such Seller's Sold Receivables, on any day exceeds the aggregate amount then payable to such Seller pursuant to this Agreement (including, without limitation, all amounts payable under such Seller's Revolving Subordinated Note), such Seller shall promptly transfer such excess amount to the Purchaser.

                  (d) Consistent with the Purchaser's ownership of Sold Receivables, the Purchaser shall be solely responsible for servicing, administering and collecting such Receivables, and the Sellers shall have no rights or obligations whatsoever in this regard. The Purchaser has appointed the Servicer as the initial Collection Agent of the Sold Receivables pursuant to the RSA to administer the collection, administration and servicing of Sold Receivables on behalf of the Purchaser in accordance with the terms and conditions of the RSA. In furtherance thereof, the Purchaser shall cause the Collection Agent to make and maintain all appropriate record-keeping entries to reflect (i) all amounts payable by the Purchaser to each Seller pursuant to this Agreement on each day (including, without limitation, all amounts then payable under such Seller's Revolving Subordinated Note), and (ii) all payments received by such Seller on each day from (1) the Purchaser pursuant to this Agreement, and (2) the Collection Agent on account of Collections pursuant to the RSA relative to such Seller's Sold Receivables.

         SECTION 2.3. PAYMENTS AND COMPUTATIONS. All amounts to be paid or deposited by any of the Sellers, on the one hand, or the Purchaser, on the other hand, pursuant to the terms of this Agreement shall be paid or deposited to or in an account designated by, or on behalf of, the party entitled to receive such amounts no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds. Each of the Sellers and the Purchaser shall pay interest on all amounts not paid or deposited when due under this Agreement at a rate equal to 2% per annum plus the rate then payable on the Revolving Subordinated Note. All computations of discount, interest and all per annum fees under this Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         SECTION 2.4.  RIGHTS OF THE PURCHASER.

         (a) The Purchaser, or the Collection Agent on behalf of the Purchaser, shall be entitled to: (i) receive all Collections on the Sold Receivables; (ii) endorse all drafts, checks and other forms of payment on account of the Sold Receivables and to settle, adjust and forgive any amounts payable with respect to the Sold Receivables; and (iii) exercise all other rights and incidences of ownership of the Sold Receivables.

         (b) Each of the Sellers shall promptly deliver to the Purchaser or as the Purchaser may direct, including to the Collection Agent on behalf of the Purchaser pursuant to the RSA, evidence of the creation of its respective Sold Receivables, including invoices, charge slips, credit memoranda and notes evidencing such creation, necessary for the Purchaser to realize upon such Sold Receivables.

         (c) Each of the Sellers agrees that from time to time, it will promptly execute and deliver at its own expense, all further reasonable instruments and documents, and take all further action that the Purchaser may reasonably request in writing in order to perfect, protect or more fully evidence the Purchaser's ownership interest in the Receivables sold to the Purchaser by such Seller, and upon the Purchaser's request, each of the Sellers will execute such further financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Purchaser may reasonably request.

         (d)      Anything herein to the contrary notwithstanding:

                  (i) Each of the Sellers shall perform its obligations under the Contracts related to the Receivables sold to the Purchaser by such Seller to the same extent as if such Receivables had not been sold hereunder, and the exercise by the Purchaser of its rights hereunder shall not release any such Seller from any of its duties or obligations with respect to any Receivables sold to the Purchaser by such Seller or under the related Contracts; and

                  (ii) The Purchaser shall not have any obligation or liability with respect to any related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Sellers thereunder.

         SECTION 2.5. CONSENT TO ASSIGNMENT OF THIS AGREEMENT. The Agent, on behalf of the Purchasers (as defined in the RSA), is intended to be a third party beneficiary of this Agreement. The Sellers hereby consent to the assignment by the Purchaser to Agent, for the benefit of the Purchasers (as defined in RSA), of all of the Purchaser's right and title to and interest in this Agreement with respect to the Sold Receivables that are Eligible Receivables (as defined in the RSA) as security for the Purchaser's obligations under the RSA. The Sellers consent to the Purchaser's agreement that, following a Termination Event, the Agent shall have the sole right to enforce the Purchaser's rights and remedies under this Agreement with respect to all of the Sold Receivables that are Eligible Receivables (as defined in RSA) (including, without limitation, all of the Purchaser's rights to enforce the Sellers' rights and remedies under the Contracts); provided, however, that under no circumstances shall the Agent have any obligation to perform any of the Purchaser's obligations under this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller represents and warrants to the Purchaser that:

                  (a) Corporate Existence and Power. Each Seller is duly organized, validly existing, and in good standing under the laws of its state of organization and has all corporate or other organizational power and authority and all governmental licenses, authorizations, consents, and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval is not reasonably likely to have a material adverse effect on (i) its ability to perform its obligations under, or the enforceability of, this Agreement, (ii) its business or financial condition, (iii) the interests of the Purchaser under this Agreement, or (iv) the enforceability or collectibility of a material portion of the Sold Receivables.

                  (b) Authorization and No Contravention. The execution, delivery, and performance by each Seller of this Agreement (i) is within its corporate or other organizational powers, (ii) has been duly authorized by all necessary corporate or other organizational action, (iii) does not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its charter or by-laws, or (C) any material agreement, order or other instrument to which it is a party or its property is subject, and (iv) will not result in any Adverse Claim on any Sold Receivable.

                  (c) No Consent Required. Except as contemplated hereby, no approval, authorization or other action by, filings with, or notices to, any Governmental Authority or other Person is required to be obtained or made by any Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any transaction contemplated by this Agreement.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except as limited by (i) bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity.

                  (e) Good Title, No Disputes. Immediately prior to each sale and assignment of its Sold Receivables to the Purchaser pursuant to Section 2.1 of this

Agreement, each Seller will have undivided good title to, and be the sole legal and beneficial owner of, all of such Sold Receivables, free and clear of all Adverse Claims. All of its respective Sold Receivables will be transferred by each Seller to the Purchaser, free and clear of all Adverse Claims, and such Sold Receivables shall not be subject to any dispute with or set off or defense by its related Obligor. From and after the filing of the UCC financing statements referred to in Section 5.1(e) the Purchaser's ownership interest in the Sold Receivables shall at all times be duly perfected by all required filings, notices and registrations under all applicable laws.

                  (f) No Actions, Suits. There are no actions, suits or other proceedings (including matters relating to environmental liability) pending or threatened against or affecting any Seller, or any of its properties, that (i) if adversely determined (individually or in the aggregate), may have a material adverse effect on the financial condition of such Seller, or on the collectibility of a material portion of its Sold Receivables, or (ii) involve this Agreement or any transaction contemplated by this Agreement. No Seller is in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation may have a material adverse effect upon (a) the financial condition of such Seller, or (b) the collectibility of a material portion of such Seller's Sold Receivables that are Eligible Receivables.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers that:

                  (a) Corporate Existence and Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents, and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval is not reasonably likely to have a material adverse effect on its ability to perform its obligations under, or the enforceability of, this Agreement or the Revolving Subordinated Note.

                  (b) Corporate Authorization and No Contravention. The execution, delivery, and performance by the Purchaser of this Agreement (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate action, and (iii) does not contravene or constitute a default under
(A) any applicable law, rule or regulation, (B) its charter or by-laws, or (C) any agreement, order or other instrument to which it is a party or its property is subject.

                  (c) No Consent Required. Except as contemplated hereby, no approval, authorization or other action by, filings with, or notices to, any Governmental Authority or other Person is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or any transaction contemplated by this Agreement.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by (i) bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity.

                  (e) No Actions, Suits. There are no actions, suits or other proceedings pending or threatened against or affecting the Purchaser or any of its properties.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         SECTION 4.1. CONDITIONS TO CLOSING. This Agreement shall become effective on the first date on which all conditions in this Section 4.1 are satisfied:

                  (a) all of the conditions precedent to the effectiveness of the RSA shall have been satisfied or waived; and

                  (b) an executed copy of the Revolving Subordinated Note shall have been delivered by the Purchaser to the Sellers.


                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1. AFFIRMATIVE COVENANTS OF SELLERS. At all times from the date of this Agreement until the first date after the Termination Date on which all amounts due and owing with respect to the Sold Receivables have been paid in full or written-off in accordance with the Credit and Collection Policies, unless the Purchaser shall give its prior consent (which consent shall not be unreasonably withheld or delayed), each Seller hereby agrees as follows:

                  (a) Conduct of Business. Each Seller will perform all actions necessary to remain duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of such Seller, or on the collectibility of a material portion of its Sold Receivables.

                  (b) Compliance with Laws. Each Seller will comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which it may be subject except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of such Seller, or on the collectibility of a material portion of its Sold Receivables.

                   (c) Furnishing Information and Inspection of Records. Each Seller will from time to time furnish to the Purchaser such information concerning the Sold Receivables, as the Purchaser may reasonably request. Each Seller will permit, at any time during regular business hours upon reasonable advance written notice, the Purchaser (or any representatives thereof) to: (i) examine and make copies of any or all of the Records relating to or evidencing its Sold Receivables, (ii) visit the offices and properties of such Seller for the purpose of examining any or all of the Records relating to or evidencing its Sold Receivables, and (iii) discuss matters relating to this Agreement and/or its Sold Receivables with any of the officers, directors, employees or independent public accountants of any Sellers who have knowledge of such matters.

                  (d) Keeping Records. Each Seller will have and maintain (i) administrative and operating procedures (including an ability to recreate Records relating to or evidencing its Sold Receivables if originals are destroyed), (ii) adequate facilities, personnel and equipment, and (iii) all Records and other information necessary for collecting such Sold Receivables (including Records adequate to permit the identification of each Sold Receivable and all Collections on, and all adjustments to, each Sold Receivable). Each Seller will use its best efforts to identify the Purchaser's interest in its Sold Receivables on its computer and master data processing books and records.

                  (e) Perfection. (i) Each Seller will promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Purchaser (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Purchaser to (1) exercise and enforce all of its rights under this Agreement, and (2) vest and maintain vested in the Purchaser a valid, first priority perfected ownership interest in the applicable Sold Receivables free and clear of all Adverse Claims. Each Seller hereby agrees that the Purchaser will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof with respect to such Sold Receivables without the signature of such Seller.

                  (ii) Each Seller will not change its name, identity or corporate structure or relocate its chief executive office or the Records relating to or evidencing its respective Sold Receivables unless it has (1) given at least ten (10) days advance notice to the Purchaser, and (2) delivered to the Purchaser all financing statements, instruments and other documents (including direction letters) required to maintain the Purchaser's ownership interest in such Sold Receivables or otherwise reasonably requested by the Purchaser.

                  (iii) Each Seller will maintain its chief executive office within a jurisdiction in the United States of America at all times after the date of this Agreement. If any Seller moves its chief executive office to a location that imposes taxes, fees or other charges to perfect the Purchaser's ownership interests in its respective Sold Receivables, such Seller will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of (1) this Agreement, and (2) its respective Sold Receivables or the Purchaser's ownership interests in such Sold Receivables.

                  (f) Performance of Duties. Each Seller will perform all of its duties and obligations under this Agreement. Each Seller will (i) fully and timely perform in all material respects all of the obligations required to be performed by it in connection with its respective Sold Receivables, and (ii) comply in all material respects with its respective Credit and Collection Policy. In the event that any Person other than the Servicer is appointed as the Collection Agent at any time, the Servicer shall, upon the request of the Purchaser, promptly deliver all Records relating to or evidencing the Sold Receivables to such Collection Agent (or its designee) at the location designated by the Purchaser or such Collection Agent; provided, however, that any such Collection Agent shall provide the Servicer with reasonable access to such Records.

                  (g) Payments on Receivables. Each Seller will at all times instruct all Obligors to deliver all Collections on its respective Sold Receivables to a Lock-Box Account. If any Collections on a Seller's respective Sold Receivables are received by such Seller, such Seller shall hold such Collections in trust for the benefit of the Purchaser and promptly (but in any event within two Business Days after receipt) deposit such Collections into a Lock-Box Account. Each Seller shall use its reasonable best efforts to prevent any funds other than Collections on its respective Sold Receivables from being deposited into any Lock-Box Account; provided, however, that if any funds other than such Collections are nevertheless deposited into any Lock-Box Account, such applicable Seller will identify and remit such funds to the owner of such funds as soon as practicable. Any payment by an Obligor to any Seller shall, except as otherwise instructed by the Purchaser, be remitted to the Collection Agent as a Collection on the Receivables of such Obligor (starting with the oldest such Sold Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other indebtedness of such Obligor.

                  (h) Extension or Amendment of Receivables. Except as permitted by the Credit and Collection Policies, the Sellers shall not amend or otherwise modify the terms of any Sold Receivable, or otherwise amend, modify or waive any term or condition of any Contract related to or evidencing such Sold Receivable.

                  (i) Change in Business or Credit and Collection Policy. Each of the Sellers agrees not to make any material change in the character of its business or its Credit and Collection Policy without the prior consent of the Purchaser.

                  (j) Adverse Claims. Each of the Sellers agrees not to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim on or against any of its respective Sold Receivables.

                  (k) Separateness Covenants. Each Seller shall do all things necessary and appropriate to maintain its existence separate and apart from the Purchaser, including, without limitation:

                  (i) practicing and adhering to corporate formalities, such as maintaining appropriate books and records;

                  (ii) refraining from (1) guaranteeing or otherwise becoming liable for any obligations of the Purchaser, (2) having obligations guaranteed by the Purchaser, and (3) holding itself out as responsible for debts of the Purchaser or for decisions or actions with respect to the affairs of the Purchaser;

                  (iii) maintaining all of its deposit and other bank accounts and all of its assets separate from those of the Purchaser;

                  (iv) maintaining all of its financial records separate and apart from those of the Purchaser and ensuring that any consolidated financial statements or other public information contain appropriate disclosures concerning the Purchaser's separate existence;

                  (v) reimbursing the Purchaser out of the Seller's own funds for any services provided to the Seller by employees, officers, consultants, and agents of the Purchaser;

                  (vi) maintaining office space separate and apart from that of the Purchaser or allocating fairly and reasonably any overhead for shared office space;

                  (vii) accounting for and managing all of its liabilities separately from the Purchaser (including, without limitation, payment directly by the Seller of all payroll, accounting and other administrative expenses and taxes);

                  (viii) allocating, on an arm's-length basis, all corporate operating services, leases and expenses shared between the Seller and the Purchaser (including, without limitation, those associated with the services of shared consultants and agents and shared computer equipment and software);

                  (ix) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Purchaser to substantively consolidate the assets and liabilities of the Seller with the assets and liabilities of the Purchaser;

                  (x) maintaining adequate capitalization in light of its business and purpose;

                  (xi) refraining from commingling assets with those of the Purchaser;

                  (xii) refraining from acquiring obligations or securities of the Purchaser (other than the Revolving Subordinated Note) and refraining from loaning any funds to the Purchaser;

                  (xiii) using separate stationery, invoices, and checks from the Purchaser; and

                  (xiv) correcting any known misunderstanding regarding the separate identity of the Purchaser.


                                   ARTICLE VI
                                   TERMINATION

         SECTION 6.1. TERMINATION. This Agreement shall terminate upon the Termination Date; provided, however, that the following rights and obligations shall survive the termination of this Agreement: (i) the indemnification and payment provisions of Article VII of this Agreement, and (ii) the Purchaser's obligations under the Revolving Subordinated Note.


                                   ARTICLE VII
                                 INDEMNIFICATION

         SECTION 7.1. INDEMNITIES BY THE SELLERS. Without limiting any other rights that the Purchaser may have under this Agreement or under applicable law, each Seller hereby agrees to indemnify the Purchaser, and any permitted assigns and its officers, directors, agents and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all Indemnified Amounts awarded against or incurred by the Purchaser Indemnified Parties in any action or proceeding between such Seller and any of the Purchaser Indemnified Parties or between any of the Purchaser Indemnified Parties and any other Person or otherwise, arising out of or as a result of any breach by such Seller of any of its representations, warranties and covenants in this Agreement.

         SECTION 7.2. INDEMNITIES BY THE PURCHASER. Without limiting any other rights that the Sellers may have under this Agreement or under applicable law, the Purchaser hereby agrees to indemnify each Seller and its officers, directors, agents and employees and any permitted assigns (collectively, the "Seller Indemnified Parties") from and against any and all Indemnified Amounts awarded against or incurred by such Seller Indemnified Parties in any action or proceeding between the Purchaser and any of such Seller Indemnified Parties or between any of such Seller Indemnified Parties and any other Person or otherwise, arising out of or as a result of any breach by the Purchaser of any of its representations, warranties and covenants in this Agreement; provided, however, that notwithstanding any other provision to the contrary in this Agreement, until the first day after the Termination Date on which all amounts due and owing with respect to the Sold Receivables have been paid in full or written-off in accordance with the

Credit and Collection Policies, all of the Purchaser's obligations under this
Section 7.2 shall be satisfied by increasing the amount outstanding under the Revolving Subordinated Note by the aggregate amount of the Indemnified Amounts, if any, that become payable to the Seller Indemnified Parties.

         SECTION 7.3. INDEMNIFICATION PROCEDURES. In the event that any claim, action or proceeding for Indemnified Amounts is made or brought against any Indemnified Party, such Indemnified Party shall promptly notify the Indemnifying Party in writing; provided, however, that no delay on the part of such Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay. The Indemnifying Party will have the right to defend such claim or proceeding with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party that it will assume the defense thereof within twenty (20) days after notice from the Indemnified Party of such claim, action or proceeding and the Indemnifying Party reimburses the Indemnified Party for any fees and expenses incurred by it during such twenty
(20) day period; provided, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of such claim, action or proceeding; and provided further that the Indemnified Party may retain its own counsel at the sole cost and expense of the Indemnifying Party if: (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party has failed to assume the defense and employ counsel within thirty (30) days of receiving notice of such claim or proceeding; and (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party; provided, however, if any action is settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement.

         SECTION 7.4. SPECIAL INDEMNITIES BY THE SELLERS. Without limiting any other rights any Purchaser Indemnified Party may have hereunder or under applicable law, each Seller hereby indemnifies and holds harmless, the Purchaser or any successor to or assignee of the Purchaser, whether on its own behalf or derivatively on behalf of the Purchaser, and their respective affiliates, successors and assigns, from and against any and all Indemnified Amounts at any time imposed on or incurred by any such party arising out of or otherwise relating to any one or more of the following, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted solely from gross negligence or willful misconduct of such party seeking indemnification, or (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to such Seller or the Collection Agent for uncollectible Sold Receivables:

                           (i) any representation or warranty made by such
                Seller, under or in connection with this Agreement or any other information or report delivered by such Seller pursuant thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                           (ii) the failure by such Seller to comply with any
                applicable law, rule or regulation related to any Sold Receivable of such Seller sold to the Purchaser hereunder, or the nonconformity of any such Sold Receivable with any such applicable law, rule or regulation;

                           (iii) the failure of such Seller to vest and maintain
                vested in the Purchaser a perfected ownership interest in any Sold Receivable of such Seller sold to the Purchaser hereunder, free and clear of any Adverse Claim;

                           (iv) any commingling of Collections or other funds
                received by such Seller to which the Purchaser is entitled hereunder with any other funds;

                           (v) any failure of a Lock-Box Bank to comply with the
                terms of the applicable Lock-Box Letter;

                           (vi) any dispute, claim, offset or defense (other
                than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Sold Receivable of such Seller sold to the Purchaser hereunder, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Sold Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness or otherwise relating to the collectibility of any Sold Receivables of such Seller;

                           (vii) any failure of such Seller to perform its
                duties or obligations in accordance with the provisions of this Agreement;

                           (viii) any environmental liability claim, products
                liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Sold Receivable of such Seller sold to the Purchaser hereunder;

                                  ARTICLE VIII
                    REPURCHASE AMOUNTS AND DEEMED COLLECTIONS

         SECTION 8.1. (a) REPURCHASE AMOUNTS. Each Seller hereby covenants and agrees with the Purchaser that if any of such Seller's representations and warranties contained in Section 3.1 with respect to any Sold Receivable sold to the Purchaser by such Seller was incorrect when made (a) such Seller shall upon notice from the Purchaser repurchase such Sold Receivable from the Purchaser at a price equal to the Outstanding Balance of such Sold Receivable (after giving effect to the receipt of any moneys collected from whatever source on account of such Sold Receivable) (such amount being the "REPURCHASE AMOUNT"). The amount due in respect of the foregoing repurchase obligation shall be paid to the Purchaser by deposit to the Lock-Box Account within two Business Days following notice to such Seller of such breach.

                  (b) With respect to all Sold Receivables, the Repurchase Amount of which has been received by the Purchaser as set forth in Section 8.1 above, the Purchaser shall, at the expense of the applicable Seller, convey, transfer and assign to such Seller all right, title and interest of such Seller in and to such Sold Receivables free and clear of all Adverse Claims. The Purchaser shall execute such necessary documents and instruments of transfer and assignment prepared by such Seller and take such other actions as shall be reasonably requested by such Seller to effect the repurchase of any such Sold Receivables.

         SECTION 8.2. (a) DEEMED COLLECTIONS. If on any day the Outstanding Balance of a Sold Receivable of any Seller is either (i) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by such Seller, or (ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against such Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), which events shall not arise from the financial inability of the Obligor thereof relative to such Sold Receivable, such Seller shall be deemed to have received on such day a Collection of such Sold Receivable (a "DEEMED COLLECTION") in the amount of such reduction or cancellation and shall make the payment required to be made by it to the Lock-Box Account in connection with such Collection on the day required.

                  (b) Without limiting the effect of Article VII, no Seller shall otherwise be liable for any deficiency in Collections of any of the Sold Receivables sold by such Seller to the Purchaser.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1. WAIVERS AND AMENDMENTS. No failure or delay on the part of any party to this Agreement in exercising any power, right or remedy of such party under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided in this Agreement shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the parties hereto.

         SECTION 9.2. NOTICES. Except as provided below, all communications and notices provided for under this Agreement shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.2 and confirmation is received, (ii) two (2) Business Days after the date on which such notice or communication is delivered to a nationally or internationally recognized overnight courier service, or (iii) if given by any other means, when received at the address specified in this Section 9.2.

         If to any of the Sellers:

         c/o Quebecor Printing (USA) Corp.
         980 Washington Street
         Suite 222
         Dedham, MA  02026
         Attention:  General Counsel and Secretary
         Telephone:  (781) 410-2000

         With a copy to:

         Imprimeries Quebecor S.A.
         Succursale de Granges-Paccot
         Route des Arseneaux 15,
         Chayette 8 CH 1700, Fribourg
         Switzerland
         Tel:  41-26-347-4777
         Fax:  41-26-347-4778

         and

         If to the Purchaser:

         Quebecor World Finance Inc.
         300 Delaware Avenue
         Suite 900
         Wilmington, DE  19801
         Attention:  Vice President, Legal Affairs and Secretary
         Telephone:  (302) 421-7361

         With a copy to:

         Imprimeries Quebecor S.A.
         Succursale de Granges-Paccot
         Route des Arseneaux 15,
         Chayette 8 CH 1700, Fribourg
         Switzerland
         Tel:  41-26-347-4777
         Fax:  41-26-347-4778

         SECTION 9.3. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SELLERS AND THE PURCHASER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each of the Sellers and the Purchaser hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 9.3 shall affect the right of the Purchaser or any Seller to bring any action or proceeding against the other or its property in the courts of other jurisdictions.

                  (b) This Agreement contains the final and complete integration of all prior expressions by the Sellers and the Purchaser with respect to the subject matter of this Agreement and shall constitute the entire Agreement among the Sellers and the Purchaser with respect to the subject matter of this Agreement superseding all prior oral or written understandings.

         SECTION 9.4. SEVERABILITY AND COUNTERPARTS. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 9.5. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding on each Seller and the Purchaser and their successors and assigns; provided, however, that no Seller may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Purchaser. No provision of this Agreement shall in any manner restrict the ability of the Purchaser to assign, participate, grant security interests in, or otherwise transfer, any Sold Receivable.

                  (b) Each Seller hereby agrees and consents to the complete assignment by the Purchaser from time to time of all or any part of its rights, title and interest in and to this Agreement and the respective Sold Receivables to the Agent for the benefit of the Purchasers (as defined in the RSA).

         SECTION 9.6. WAIVER OF CONFIDENTIALITY. Each of the Sellers hereby consents to the disclosure of any nonpublic information with respect to it received by the Purchaser to any nationally recognized rating agency rating Amsterdam Funding Corporation's commercial paper, the Agent, and the Liquidity Providers or the Enhancer (each as defined in the RSA) in connection with the RSA.

         SECTION 9.7. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. It is the intention of the Sellers and the Purchaser that (i) the transactions contemplated by this Agreement constitute an absolute and irrevocable sale, assignment, transfer and conveyance to the Purchaser of all of the Sellers' right, title and interest in, to and under all of the Sold Receivables, free and clear of all Adverse Claims, without any recourse except as herein specifically provided, and (ii) the Sellers have no interest or right whatsoever in any of the Sold Receivables. The Sellers and the Purchaser do not intend the transactions contemplated by this Agreement to be, or for any purpose to be characterized as, a lending transaction secured by the Sold Receivables from the Sellers to the Purchaser or otherwise. If, however, the transactions contemplated by this Agreement should nevertheless be deemed a financing rather than a true sale, the Sellers and the Purchaser intend that (i) the Sellers shall be deemed to have granted to the Purchaser, and the Sellers hereby grant to the Purchaser, a first priority perfected security interest in all of the Sellers' right, title and interest in, to and under the Sold Receivables, and
(ii) this Agreement shall constitute a security agreement under applicable law. Each party to this Agreement agrees that it will account for all transactions under this Agreement as purchases and sales of Receivables for all purposes, and that it will not take any action inconsistent with that characterization. Notwithstanding any other provision of this Agreement, regardless of whether the transactions contemplated by this Agreement are deemed to be a sale or financing, the Sellers and the Purchaser agree that the Purchaser shall not have any recourse against any Seller or any of its affiliates as a result of any uncollectible Sold Receivable.

         SECTION 9.8. NOTIFICATION. Notwithstanding anything in this Agreement or elsewhere, the Purchaser shall be entitled, acting directly or through the Collection Agent, and at any time, to give notice to any Obligor of the Purchaser's purchase of any Sold Receivable, PROVIDED that the giving of notice shall in no way release the applicable Seller of its obligations under this Agreement.

         SECTION 9.9. TERMINATION OF AGREEMENT. Upon the occurrence of the Termination Date, the Purchaser shall have no further obligation to purchase Receivables under this Agreement, but the provisions of this Agreement shall continue in full force and effect in relation to any Sold Receivables which the Purchaser then owns.

         IN WITNESS WHEREOF, each of the Sellers and the Purchaser have executed and delivered this Receivables Purchase Agreement as of the date first written above.


                                     SELLERS NAMED IN EXHIBIT A



                                      By:
                                          --------------------------------
                                          Name:
                                          Title:




                                     QUEBECOR WORLD FINANCE INC.



                                      By:
                                          --------------------------------
                                          Name:
                                          Title:

                               EXHIBIT A--SELLERS

            Quebecor Printing Atglen Inc., a Delaware corporation
            Quebecor Printing Buffalo Inc., a New York corporation
            Quebecor Printing Dallas II Inc., a Delaware corporation Quebecor Printing Dallas, L.P., a Delaware limited partnership Quebecor Printing Dickson Inc., a Tennessee corporation Quebecor Printing Dubuque Inc., a Delaware corporation
            Quebecor Printing Eagle Inc., a Missouri corporation
            Quebecor Printing Eusey Press Inc., a Massachusetts corporation Quebecor Printing Fairfield Inc., a Delaware corporation Quebecor Printing Hazelton Inc., a Pennsylvania corporation Quebecor Printing Kingsport Inc., a California corporation Quebecor List Services Chicago Inc., a Delaware corporation Quebecor Printing Lincoln Inc., a Delaware corporation
            Quebecor Printing Loveland Inc., a Delaware corporation Quebecor Printing Memphis II Inc., a Delaware corporation
            QP Memphis Corp., a Delaware corporation
            Quebecor Printing Mt. Morris II Inc., a Delaware corporation Quebecor Printing Olive Branch Inc., a Delaware corporation Quebecor Printing Pendell Inc., a Michigan corporation
            Quebecor Petty Printing Inc., an Illinois corporation
            Quebecor Printing St. Cloud Inc., a Minnesota corporation Quebecor Printing St. Paul Inc., a Minnesota corporation Quebecor Printing San Jose Inc., a California corporation Quebecor Printing Sayers Inc., a Delaware corporation
            Quebecor Printing Vermont Inc., a Delaware corporation

                                    EXHIBIT B

                 FORM OF REVOLVING SUBORDINATED PROMISSORY NOTE

         For value received, Quebecor World Finance Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to ________________________, a _________ corporation (the "Lender"), on the Payment Date (as defined below), in lawful money of the United States of America and in immediately payable funds, the outstanding principal amount of, and all accrued and unpaid interest due on, all borrowings made as of the Payment Date by the Borrower from the Lender pursuant to Article II of that certain Receivables Purchase Agreement, dated as of September 24, 1999 (the "Receivables Purchase Agreement"), by and among the Borrower and the Lender. Unless otherwise defined in this Revolving Subordinated Note (this "Note"), capitalized terms shall have tile meanings given to them in the Receivables Purchase Agreement.

         In the event that the Borrower incurs any liability to the Lender under the Receivables Purchase Agreement that is not paid as incurred, the Lender shall automatically be deemed to have advanced under this Note the amount of such liability. From time to time prior to the Payment Date, the Borrower may, at its option, repay all or any part of the amounts payable under this Note; provided, however, that the Borrower shall have no obligation to pay the Lender any amount payable under this Note prior to the Payment Date. For purposes of this Note, the term "Payment Date" shall mean one year and one day after (or, if such day is not a Business Day, the first Business Day thereafter) the first date on which all of the Amsterdam Obligations (as defined below) have been paid.

         The Borrower covenants and agrees, and the Lender by its acceptance of this Note also covenants and agrees, that the payment of principal and interest on this Note shall be subordinated in right of payment to the prior payment of all amounts payable to Amsterdam, or its successors and assigns ("Amsterdam Obligations"). As a result, upon the occurrence of any Bankruptcy Event (as defined in the RSA), no payment shall be made by the Borrower with respect to any amount due under this Note until after all of the Amsterdam Obligations have been paid in the event that the Lender receives any payment or other distribution of any kind or character from or on behalf of the Borrower in payment of any amount owing under this Note after the occurrence of a Bankruptcy Event and prior to the date that all of the Amsterdam Obligations have been paid, such payment or other distribution shall promptly be returned by the Lender to the Borrower.

         Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest at the rate of eight percent (8%) on all amounts outstanding under this Note until such amounts have been paid. The interest payable for any month shall be due on the last Business Day of that month; provided, however, that at the option of the Borrower, all or any part of the interest due under this Note may be deferred until the Payment Date.

         All amounts owed by the Borrower shall be recorded in the books and records of the Lender. On the Payment Date, all amounts then remaining unpaid on this Note shall be immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Borrower. The Borrower agrees to pay all costs and expenses, including without limitation attorneys' fees, incurred in connection with the interpretation or enforcement of this Note.

         This Note has been executed and delivered in and shall be construed and interpreted in accordance with and governed by the laws of the State of New York.


                                      QUEBECOR WORLD FINANCE, INC.




                                      By:
                                          -------------------------------------
                                          Name: Robert G. Ventura
                                          Title: Vice President, Legal Affairs
                                                 and Secretary

                                December 22, 1999


Quebecor World Finance Inc.
300 Delaware Avenue
Suite 900
Wilmington, DE  19801
Attention:  Vice President, Legal Affairs and Secretary

Dear Ladies and Gentlemen:

         Reference is hereby made to the Receivables Purchase Agreement dated as of September 24, 1999 (the "Agreement") among the Sellers party thereto and Quebecor World Finance Inc. (the "Purchaser"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

         The Sellers and the Purchaser wish to include Quebecor World (USA) Inc. ("Quebecor World") as a party to the Agreement in the capacity of a Seller, and Quebecor World wishes to be party to the Agreement in the capacity of a Seller. Accordingly, the Sellers, Quebecor World and the Purchaser hereby agree that Quebecor World shall be made party to the Agreement as a Seller, Quebecor World to be subject to the same terms and conditions of the Agreement as the Sellers. Exhibit A to the Agreement is hereby amended to include the name of Quebecor World.

         Except as specifically amended hereby, the Agreement shall, in all respects, remain in full force and effect.

         Please sign where noted below to confirm the foregoing agreement.


                                       Very truly yours,

                                       SELLERS NAMED IN EXHIBIT A TO
                                         THE AGREEMENT


                                       By:
                                           -------------------------------
                                           Name: Jeremy Roberts
                                           Title: Assistant Treasurer

                                       QUEBECOR WORLD (USA) INC.


                                       By:
                                           -------------------------------
                                           Name: Jeremy Roberts
                                           Title: Assistant Treasurer


ACCEPTED AND AGREED:

QUEBECOR WORLD FINANCE INC.

By:
    ----------------------------
    Name: Jeremy Roberts
    Title: Assistant Treasurer



                                      -2-